Certified
Public
Accountants

Rothstein, Kass & Company, P.C.
4 Becker Farm Road
Roseland, NJ 07068
tel 973.994.6666
fax 973.994.0337
www.rkco.com

Beverly Hills
Dallas
Denver
Grand Cayman
New York
Roseland
San Francisco
Walnut Creek

Rothstein Kass

March 19, 2008

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by Embryo Development Corporation in Item 4.01 to its Form 8-K dated March 19, 2008. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

Rothstein, Kass & Company, P.C.

Rothstein, Kass & Company, P.C.